UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2008, Loral Space & Communications Inc. received a letter from the Staff of The NASDAQ Stock Market ("Staff Determination") indicating that the Company no longer satisfies NASDAQ’s filing requirement, as set forth in Marketplace Rule 4310(c)(14), and that the Company’s securities are subject to delisting from NASDAQ due to the delayed filing of the Company’s Form 10-K for the fiscal year ended December 31, 2007.

The Company intends to timely request a hearing before the NASDAQ Listing Qualifications Panel, which will stay the delisting action cited in the Staff Determination. By NASDAQ rule, the hearing will be scheduled to occur within 45 days of the hearing request date. The Company expects to file its 2007 Form 10-K in sufficient time to avoid delisting.

As previously announced on April 1, 2008, the Company was not able to file its 2007 Form 10-K by the April 1, 2008 extended SEC deadline because of income tax accounting complexities arising from the Telesat transaction.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

April 4, 2008	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary